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                                  EXHIBIT 11.1
                           D.I.Y. HOME WAREHOUSE, INC.


                                    FORM 10-K
                    COMPUTATION OF EARNINGS PER COMMON SHARE


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
                                                 Three Months Ended                  Fiscal Year Ended
                                            January 3,       December 28,       January 3,        December 28,
                                               1998              1996              1998              1996
                                            ----------        ----------        ----------        ----------

                                                    (Unaudited)
                                                    -----------

Income applicable to common shares          $  109,674        $  676,831        $2,872,070        $3,785,186
                                            ==========        ==========        ==========        ==========

Weighted average common shares
   outstanding for the period                7,633,859         7,630,685         7,633,825         7,626,702
Dilutive effect of exercise of stock
   options
                                                     -                 -                 -                 -
                                            ----------        ----------        ----------        ----------

Weighted average common shares,
   assuming issuance of the above
   securities                                7,633,859         7,630,685         7,633,825         7,626,702
                                            ==========        ==========        ==========        ==========

Earnings per common share:

          Basic                             $     0.01        $     0.09        $     0.38        $     0.50

          Diluted                           $     0.01        $     0.09        $     0.38        $     0.50
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